[Secretary of State of the State of Nevada seal appears here]

                            ARTICLES OF INCORPORATION

                                       OF

                       RHODES, WOLTERS & ASSOCIATES, INC.


KNOW ALL MEN BY THESE PRESENTS:

      The undersigned has this day voluntarily associated to establish a corporation under and pursuant to the laws of the State of Nevada and certifies:

                                    ARTICLE I

                                      NAME
                                      ----

      The exact name of this Corporation is:

                       RHODES, WOLTERS & ASSOCIATES, INC.

                                   ARTICLE II

                      RESIDENT AGENT and REGISTERED OFFICE
                      ------------------------------------

      HANEY & McBRIDE, LTD. shall be the Resident Agent of RHODES, WOLTERS & ASSOCIATES, INC. The Registered Office and place of business in the State of Nevada of RHODES, WOLTERS & ASSOCIATES, INC. shall be located at 301 E. Clark Ave., #100, Las Vegas, Nevada 89101.

                                   ARTICLE III

                                    DURATION
                                    --------

      RHODES, WOLTERS & ASSOCIATES, INC. shall have perpetual existence.

                                   ARTICLE IV

                                    PURPOSES
                                    --------

      The corporation is authorized to engage as an agent, managing general agent, and/or broker in all classes of insurance now or hereafter permitted by statute and may engage in any lawful activity.

                                    ARTICLE V

                                     POWERS
                                     ------

      The powers of RHODES, WOLTERS & ASSOCIATES, INC. shall be all powers necessary to accomplish the purpose stated in these Articles. In addition, RHODES, WOLTERS & ASSOCIATES, INC. shall have the power to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes and, in time of war, to make donations in aid of war activities.

                                   ARTICLE VI

                                  CAPITAL STOCK
                                  -------------

      Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 2,500 shares of common stock with no par value.

      Section 2. Voting rights of Stockholders. Each holder of shares of common stock of RHODES, WOLTERS & ASSOCIATES, INC. shall be entitled to one vote for each share of stock standing in such shareholder's name on RHODES, WOLTERS & ASSOCIATES, INC.'s books. Cumulative voting shall be the method used to elect the Directors of the Corporation. At each election of directors, each holder of common stock shall have as many votes as the number of shares of common stock owned by such shareholder multiplied by the number of Directors to be elected by the holders of common stock of the Corporation. These votes may be divided among the total number of Directors to be elected by the holders of common stock, or distributed among any lesser number, in such proportion as the holder may desire.

      Section 3. Non-Assessable. The capital stock of the Corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment; and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

      Section 4. Pre-emptive Rights. Except as otherwise may be provided below or in addition by the Board of Directors, each holder of any shares of the stock of RHODES, WOLTERS & ASSOCIATES, INC. shall have a pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire shares.

                                   ARTICLE VII

                                   MANAGEMENT
                                   ----------

      For the management of RHODES, WOLTERS & ASSOCIATES, INC., the governing Board of the Corporation shall be styled and called the Board of Directors. It is further provided:

         Section 1. Size of Board. The initial number of the Board of Directors shall be two. Thereafter, the number of Directors shall be specified in the By-Laws of RHODES, WOLTERS & ASSOCIATES, INC., and such number may, from time to time, be increased or decreased in such manner as prescribed by the By-Laws.

      Section 2. First Board of Directors. The names and post office addresses of the first Board of Directors, which shall consist of two, and who shall hold office until successors are duly elected and qualified, are as follows:


      NAME                              ADDRESS

      Carl Wolters                      P.0. Box 27772
                                        Las Vegas, Nevada  89126-
                                          1772

      James Rhodes                      6243 Santa Maria
                                        Las Vegas, Nevada  89108-
                                          3322


                                  ARTICLE VIII

                              AMENDMENT OF ARTICLES
                              ---------------------

      The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time by a majority vote of the Shareholders of RHODES, WOLTERS & ASSOCIATES, INC. to the extent and in the manner prescribed by the laws of the State of Nevada and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the Directors, Officers and Stockholders are granted subject to this reservation.

                                   ARTICLE IX

               OFFICER AND DIRECTOR LIABILITY AND INDEMNIFICATION
               --------------------------------------------------

      Section 1. Limitation of Personal Liability. Except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or for the payment of dividends in violation of NRS 78.300, there shall be no personal liability of a director or officer to RHODES, WOLTERS & ASSOCIATES, INC. or its stockholders for damages for breach of fiduciary duty as a director or officer.

      Section 2. Indemnification. Pursuant to NRS 78.751 Paragraphs 1 through 6 inclusive, and any amendments, additions or changes thereto, the Corporation may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests or the Corporation and for acts for which the person had no reason to believe his or her conduct was unlawful.

      Section 3. Time of Indemnification. The Corporation shall indemnify the Officers and Directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction that such Officer or Director is not entitled to be indemnified by the Corporation.

      Section 4. Benefit. The indemnification and advancement of expenses hereby authorized is continuing and shall inure to the benefit of the heirs, executors and administrators of each such Officer and Director.

                                    ARTICLE X

                                  INCORPORATOR
                                  ------------

         The name and address of the incorporator signing these Articles of Incorporation are as follows:

         NAME                                ADDRESS
         -----                               -------
         Cheryl Gex                  301 E. Clark Ave., #100
                                     Las Vegas, Nevada 89101


      IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation the 20th day of November, 1992.



                                              /s/ Cheryl Gex
                                              ----------------------------
                                              Cheryl Gex

STATE OF NEVADA  )
                 )  ss.
COUNTY OF CLARK  )

      On the 20th day of November, 1992, personally appeared before me, a Notary Public, Cheryl Gex, known to me to be the person described in the foregoing Articles of Incorporation of RHODES, WOLTERS & ASSOCIATES, INC., who acknowledged to me that she executed the Articles of Incorporation of RHODES, WOLTERS & ASSOCIATES, INC. without duress and for the uses and purposes therein mentioned.

                                      /s/ Mary A. Phelps
                                      -----------------------------------
                                      Mary A. Phelps - Notary Public in and
                                      for said County and State


[GRAPHIC APPEARS HERE]    Notary Public - State Of Nevada
                                 COUNTY OF CLARK
                                 MARY A. PHELPS
                              My Commission Expires
                                 April 22, 1994

[Secretary of State of the State of Nevada seal appears here]


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                        Rhodes Wolters & Associates Inc.
--------------------------------------------------------------------------------
                               Name of Corporation


We the undersigned               Carl E. Wolters                   and
                    ---------------------------------------------

            S.R. Cameron               of    Rhodes Wolters & Associates, Inc.
--------------------------------------     ------------------------------------
Secretary or Assistant Secretary                   Name of Corporation


do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened held on the first day July, 1997, adopted a resolution to amend the original articles as follows:

         Article VI is hereby amended to read as follows:

         The authorized capital common chares shall be 50,000,000 fifty million. The par shall be .001 per share and 200 shares of issued and outstanding shares are forward split 5,000 for 1 making 1,000,000 shares of issued and outstanding.

         The 1,000,000 shares are included in the total of 50,000,000 authorized capital common shares at .001 per share.


      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 200, that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                     Carl E. Wolters
                                             ---------------------------------
                                                 President or Vice President


                                                    /s/  S.R. Cameron
                                             ----------------------------------
                                              Secretary or Assistant Secretary

State of         Nevada
         ---------------------
                                  ss.
County of        Clark
          --------------------

      On    August 18, 1997   , personally appeared before me, a Notary Public,
         ---------------------

                      /s/ Sandra R. Cameron (S.R. Cameron)
--------------------------------------------------------------------------------
                (name of persons appearing and signing document)

who acknowledged that they executed the above instrument.


                                                     /s/ Hazel E. Caldwell
                                                   ---------------------------
                                                      Signature of Notary

[GRAPHIC APPEARS HERE]      HAZEL E. CALDWELL
                           Notary Public Nevada
                         My appt. exp. May 28, 2001
                              No. U3-ED42-1


                         (NOTARY STAMP OR SEAL)

[Secretary of State of the State of Nevada seal appears here]

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       RHODES, WOLTERS & ASSOCIATES, INC.
                              A Nevada Corporation

Ralph Morren certifies, that:

1. He is the President and Secretary of Rhodes, Wolters & Associates, Inc., a Nevada corporation (the "Corporation").

2. Article I of the Articles of Incorporation shall be amended to read in its entirety as follows:

      "The name of this Corporation is SkyTex International Inc."

3.    Article VI of the Articles of Incorporation is hereby amended as follows;

      "The authorized capital stock of the Corporation consists of 50,000,000 shares of $.001 par value common stock. Each one (1) share of the 1,250,000 shares of the Corporation's common stock issued and outstanding shall be and hereby is automatically changed and reclassified without further action into two (2) fully paid and nonassessable shares of the Corporation's common stock."

4. The change has been duly approved by the Corporation's Board of Directors by resolutions duly adopted by Joint Written Consent of the Board of Directors and Stockholders effective May 26, 1998.

5. The number of shares of the Corporation outstanding and entitled to vote on these amendments to the Articles of Incorporation is 1,250,000. These amendments have been duly approved by a majority vote of the Corporation's stockholders holding at least a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, by resolution, duly adopted by Joint Written Consent of the Board of Directors and Stockholders effective May 26, 1998.

      The undersigned hereby declares and certifies that the matters set forth in the foregoing Certificate are true and correct to his knowledge and that this Certificate was executed on May 26, 1998 at San Antonio, Texas.


                                        /s/ Ralph Morren, Pres.
                                        -------------------------------------
                                        Ralph Morren, President and Secretary

STATE OF TEXAS      )
                    ) ss.
COUNTY OF BEXAR     )


      On May 28th, 1998, before me, a notary, personally appeared Ralph Morren, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                                  /s/ Connie Smith
                                                  ----------------------------


[GRAPHIC APPEARS HERE]           CONNIE SMITH
                         Notary Public, State of Texas
                       My Commission Expires March 24, 2000
(Seal)

              CERTIFICATE OF AMENDMENT OF AMENDMENT TO ARTICLES OF
                                  INCORPORATION
                                       of
                           SKYTEX INTERNATIONAL, INC.



I, Ralph Morren certify that:

    1. The original articles were filed with the Office of the Secretary of State on December 3, 1992.

    2. As of the date of this certificate, 2,650,000 shares of stock of the corporation have been issued.

    3. Pursuant to a shareholders meeting at which in excess of 5l% voted in favor of the following amendment, the company hereby adopts the following amendments to the amendment of the articles of incorporation of this
    Corporation:

         First: Name of Corporation.

         The name of the corporation is The Majestic Companies, Ltd. (the "Corporation").


                                                /s/ Ralph Morren
                                                ------------------------------
                                                Ralph Morren/President/Director



State of Texas    )
         -----    )  ss.
County of Bexar   )
          -----

On 12/7/98, personally appeared before me, a Notary public, Ralph Morren for the purpose therein contained, who acknowledged that he executcd the above instrument.


                                       /s/ Laurie A. Washburn
                                       -------------------------------
                                       A Notary Public in and for said
                                       County and State


[GRAPHIC APPEARS HERE]        LAURIE A. WASHBURN
                         Notary Public, State of Texas
                            My Commission Expires
                                JUNE 26, 2000

      STATE OF NEVADA
     Secretary of State

I hereby certify that this is a
true and complete copy of
the document as filed in this
office.

        JUN 01 '98

     /s/ Dean Heller

        DEAN HELLER
     Secretary of State

     By /s/ D. Farmer
        ---------------